Exhibit 23.1

Ziv Haft
Head Office: Amot Bituach House Bldg. B
48 Dereh Menahem Begin Rd.
Tel Aviv 66180, Israel
www.bdo.co.il E-mail: bdo@bdo.co.il

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196760, No. 333-219596), Form S-8 (No. 333-208126, No. 333-222361, No. 333-199752), of MICT, INC. (the “Company”) of our report dated March 31, 2019, relating to the consolidated financial statements of the Company included in this annual report on Form 10-K for the fiscal year ended December 31, 2018.

/s/ Ziv Haft
Ziv Haft
Tel Aviv, Israel	Certified Public Accountants (Isr.)
March 31, 2019	BDO Member Firm